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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 25, 1995


                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


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
        DELAWARE                        1-9210                       95-4035997
(State or other jurisdiction          (Commission                 (I.R.S. Employer)
     of incorporation)                File Number)                Identification No.)
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            10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA  90024
           (Address of principal executive offices)          (Zip code)


              Registrant's telephone number, including area code:
                                 (310) 208-8800



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ITEM 5.  OTHER EVENTS

               Occidental Petroleum Corporation announced on October 25, 1995 that it plans to consolidate its worldwide oil and gas operations into a single operating company with headquarters in Bakersfield, California, under David R. Martin, president and chief executive officer of Occidental Oil & Gas Corporation. This action is the latest in a series of corporate-wide steps begun in 1991 to maximize shareholder value.

           A comprehensive review is currently under way to work out the final details of the plan. By mid-January 1996, announcements will be made regarding relocations, work consolidations, system redesigns, asset redeployment and separations. As a result of the reorganization, Occidental expects to recognize a charge against fourth quarter earnings which will not have a material adverse effect upon its financial position.

           With the integration of OXY USA Inc. and Occidental International Exploration & Production Company into Occidental Oil & Gas Corporation, Tulsa, Oklahoma will become the site of the Mid-Continent region office in early 1996. The operations from the current Mid-Continent region office in Oklahoma City will be transferred to Tulsa. The Occidental Petroleum corporate data center, tax and audit departments will remain in Tulsa.

           The Occidental Crude Sales office in Houston is being closed and the function is being consolidated in Bakersfield under a newly formed worldwide marketing group responsible for marketing crude oil and natural gas. Occidental Engineering Services Company located in Bakersfield will be integrated into the newly formed International Enhanced Oil Recovery & Engineering group. The reorganization also could affect selected foreign offices.

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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        OCCIDENTAL PETROLEUM CORPORATION
                                                   (Registrant)


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
DATE: November 3, 1995                                   S. P. Dominick, Jr.
                                                         ___________________________________________________
                                                         S. P. Dominick, Jr., Vice President and Controller
                                                         (Chief Accounting and Duly Authorized Officer)
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